As filed with the Securities and Exchange Commission on July 31, 2008                                  Registration No.
____________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
                                __________________________
Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
                                __________________________

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2846511 (I.R.S. Employer Identification No.)
Two Jericho Plaza Jericho, New York 11753 (516) 465-2300 (Address, including Zip Code, of principal executive offices)
                                __________________________
State Bancorp, Inc.
2008 Non-Employee Directors Stock Plan
(Full title of the Plan)
                                __________________________

Copy to:

Patricia M. Schaubeck, Esq.	W. Edward Bright, Esq.
General Counsel	Thacher Proffitt & Wood LLP
State Bancorp, Inc.	Two World Financial Center
Two Jericho Plaza	New York, New York 10281
Jericho, New York 11753	(212) 912-7400
(516) 465-2300

(Name and address, including zip code, telephone number and area code, of agent for service)
____________________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer [ ]             Accelerated filer [X]                             Non-accelerated filer [ ]                Smaller reporting company [ ]

                                __________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $5.00 par value	200,000 shares	$13.33	$2,666,000	$104.78

(1)Based on the number of shares of common stock of State Bancorp, Inc. (the “Registrant”) authorized for awards pursuant to the 2008 Non-Employee Directors Stock Plan.  This registration statement also covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plan, may become issuable in respect of awards through the application of certain anti-dilution provisions.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, based on the average of the daily high and low sales prices of common stock of the Registrant on the NASDAQ Global Market at the close of trading as of July 29, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission pursuant to the Note to Part I of Form S-8.

The documents containing the information specified in this Part I will be sent or given to non-employee directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (“Securities Act”).  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3.	Incorporation of Documents by Reference.

The following documents which have been filed with the Commission by the Registrant, are incorporated by reference:

(1)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 17, 2008, (File No. 001-14783);

(2)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with Commission on May 12, 2008 (File No. 001-14783);

(3)
Registrant’s Current Reports on Form 8-K dated January 30, 2008, January 31, 2008, March 12, 2008, March 26, 2008, April 10, 2008, April 30, 2008, May 2, 2008, June 3, 2008, June 18, 2008 and July 30, 2008 (excluding, in each case information and documents furnished but not filed therewith) (File No. 001-14783); and

(4)	The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A, dated January 26, 1999 (File No. 001-14783).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or organization which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation or organization in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or organization not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

In addition, Section 722 of the NYBCL authorizes a corporation to indemnify its directors and officers for actions by or in the right of the corporation to procure a judgment in its favor in similar circumstances to those described in the preceding paragraph against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person is adjudged liable to the corporation unless a court determines that an indemnity is proper in the circumstances of the case.

Section 501 of the Registrant’s Bylaws requires the Registrant, among other things, to indemnify to the fullest extent permitted by the NYBCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, by reason of the fact that he/she is or was a director, officer or employee of the Registrant or any of its subsidiaries or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or organization.

Section 501 also empowers the Registrant to purchase and maintain insurance, at its expense, to protect itself and its directors and officers, against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Bylaws.  The Registrant may also grant rights to indemnification and to the advancement of expenses to its employees or agent to the fullest extent permitted by the provisions of Section 501.

The Registrant has entered into an Employment Agreement by and among the Registrant, State Bank of Long Island and Thomas M. O’Brien pursuant to which the Registrant has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

In addition, the Registrant maintains a directors’ and officers’ liability policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1
State Bancorp, Inc. 2008 Non-Employee Directors Stock Plan (incorporated by reference to Appendix 1 to Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on April 29, 2008, filed by the Registrant on March 31, 2008 pursuant to Section 14 of the Exchange Act (File No. 001-14783).

4.2
Certificate of Incorporation of State Bancorp, Inc., as adopted on November 18, 1985, as corrected on January 29, 1986 and as amended on May 9, 1996, each incorporated by reference to Exhibits 3.1.1, 3.1.2 and 3.1.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 9, 2006 (File No. 001-14783).

4.3
Amended and Restated Bylaws of State Bancorp, Inc., as amended effective as of September 23, 1997 and as further amended on April 29, 2003 and June 26, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2007 (File No. 001-14783).

5	Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.

23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).

23.2	Consent of Crowe Chizek and Company LLC.

24	Power of Attorney.

Item 9.	Undertakings.

A.           Rule 415 offering.  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.           Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Incorporated annual and quarterly reports. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        D.           Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Jericho, State of New York, on July 31, 2008.

State Bancorp, Inc.

By: /s/ Thomas M. O’Brien
                                       Thomas M. O’Brien
                                       President and
                                       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas M. O’Brien	President, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2008
/s/ Brian K. Finneran Brian K. Finneran	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2008
* Thomas E. Christman	Director	July 31, 2008
* Arthur Dulik, Jr.	Director	July 31, 2008
* Nicos Katsoulis	Director	July 31, 2008
* John J. LaFalce	Director	July 31, 2008
* K. Thomas Liaw	Director	July 31, 2008
* Gerard J. McKeon	Director	July 31, 2008
* Joseph F. Munson	Director	July 31, 2008
* John F. Picciano	Director	July 31, 2008
* Suzanne H. Rueck	Director	July 31, 2008
* Andrew J. Simons	Director	July 31, 2008
* Jeffrey S. Wilks	Director	July 31, 2008

*By: /s/ Brian K. Finneran
Brian K. Finneran
Attorney-in-fact
July 31, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1
State Bancorp, Inc. 2008 Non-Employee Directors Stock Plan (incorporated by reference to Appendix 1 to Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on April 29, 2008, filed by the Registrant on March 31, 2008 pursuant to Section 14 of the Exchange Act (File No. 001-14783).

4.2
Certificate of Incorporation of State Bancorp, Inc., as adopted on November 18, 1985, as corrected on January 29, 1986 and as amended on May 9, 1996, each incorporated by reference to Exhibits 3.1.1, 3.1.2 and 3.1.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 9, 2006 (File No. 001-14783).

4.3
Amended and Restated Bylaws of State Bancorp, Inc., as amended effective as of September 23, 1997 and as further amended on April 29, 2003 and June 26, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2007 (File No. 001-14783).

5	Opinion of Thacher Proffitt & Wood LLP, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).
23.2	Consent of Crowe Chizek and Company LLC
24	Power of Attorney